EXHIBIT 10.1

ALLONGE TO PROMISSORY NOTE DATED NOVEMBER 19, 2010

Reference is hereby made to the Promissory Note dated November 19, 2010 (the “Note”) by and between Blacksands Petroleum, Inc., a Nevada corporation (the “Company”) and the holder set forth on the signature page annexed hereto (the “Holder”).  Terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

The Company and the Holder hereby agree to amend the terms of the Note in accordance with the following terms:

1.	The initial reference to the maturity date of the Note shall be revised from November 19, 2011 to February 1, 2013.

2.
The first sentence of Section 2 of the Note shall be deleted in its entirety and replaced with the following:

“The outstanding principal balance of this Note together with all accrued but unpaid interest hereunder (the “Outstanding Balance”) shall be due and payable on February 1, 2013 (the “Maturity Date”).”

3.
On or before October 1, 2011, the Holder shall deliver to the Company, by wire transfer in immediately available funds, to an account specified by the Company, Four Hundred Thousand Dollars ($400,000) (the “First Additional Loan”).

Upon receipt of the First Additional Loan, all references to the principal sum of the Note shall automatically, without any action by either party, be revised to One Million Nine Hundred Thousand Dollars ($1,900,000).

4.
On or before November 1, 2011, the Holder shall deliver to the Company, by wire transfer in immediately available funds, to an account specified by the Company, Three Hundred Thousand Dollars ($300,000) (the “Second Additional Loan”).

Upon receipt of the Second Additional Loan, all references to the principal sum of the Note shall automatically, without any action by either party, be revised to Two Million Two Hundred Thousand Dollars ($2,200,000).

5.
On or before December 1, 2011, the Holder shall deliver to the Company, by wire transfer in immediately available funds, to an account specified by the Company, Three Hundred Thousand Dollars ($300,000) (the “Third Additional Loan”).

Upon receipt of the Third Additional Loan, all references to the principal sum of the Note shall automatically, without any action by either party, be revised to Two Million Five Hundred Thousand Dollars ($2,500,000).

The Company hereby agrees to the following terms which are part of this Allonge:

6.
Security Agreement. The Company agrees to secure the Note by granting the Holder a first priority lien on the Company’s assets in the Apclark Field pursuant to the Mineral Mortgage Agreement, in the form attached hereto as Exhibit A.

BLACKSANDS PETROLEUM, INC.

Dated: September 27, 2011	BY:	/s/ DONALD GIANNATTASIO
Donald Giannattasio,
Chief Financial Officer

ACCEPTED AND AGREED:

SILVER BULLET PROPERTY HOLDINGS SDN BHD

Dated: September ___, 2011	By:	/s/ DAVID DAWES
Name: David Dawes,
Title: Director